UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 15, 2016

Aspen Aerogels, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-36481	04-3559972
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

30 Forbes Road, Building B, Northborough, Massachusetts		01532
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(508) 691-1111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Inducement Agreement

On February 15, 2016, Aspen Aerogels, Inc. (the "Company") entered into an Inducement Agreement with the Development Authority of Bulloch County (the "Development Authority"), the City of Statesboro, Georgia and Bulloch County, Georgia (collectively, the "Local Governmental Entities"). Pursuant to the Inducement Agreement, the Local Governmental Entities will provide various incentives to induce the Company to invest $70,000,000 in constructing and equipping a facility to produce various insulation products in Bulloch County, Georgia and to create 106 full-time jobs (the "Project").

In addition to the statutory incentives for economic development provided by the State of Georgia, incentives afforded by the Local Governmental Entities to the Company include, but are not limited to, property tax reductions and utility and site infrastructural improvements for the Project. The Development Authority will also lease to the Company the 43.2 acre property on which the Project is located (the "Project Site") for a term of five years, with an option to renew, in consideration for the payment of nominal rent, and grant to the Company an option to purchase the Project Site upon the expiration or sooner termination of the lease for a purchase price of $10.00.

PILOT Agreement and Performance and Accountability Agreement

Contemporaneously and in connection with the execution of the Inducement Agreement, (i) the Company and the Local Governmental Entities entered into a PILOT Agreement which sets forth the rights and obligations of the Company with respect to the incentives received pursuant to the Inducement Agreement and (ii) the Company, the Development Authority and the Georgia Department of Community Affairs entered into a Performance and Accountability Agreement which provides for a grant of $250,000 to be made to the Development Authority to be used to assist the Company in implementing the Project.

Pursuant to the PILOT Agreement and the Performance and Accountability Agreement, in the event that the Company fails to meet at least 80% of the investment and job creation goals within 36 months following the earlier to occur of (i) the completion and issuance of the certificate of occupancy with respect to the Project or (ii) June 30, 2018 (the "Commencement Date"), the Company may be required to repay portions of the property tax savings, the grant to the Development Authority and other incentives. The PILOT Agreement also requires that the Company maintain its achievement of at least 80% of the investment and job creation goals for a period of 84 months from the Commencement Date.

The foregoing descriptions of the Inducement Agreement, the PILOT Agreement and the Performance and Accountability Agreement are only summaries of their material terms and do not purport to be complete. These summaries are qualified in their entirety by reference to the full text of the Inducement Agreement, the PILOT Agreement and the Performance and Accountability Agreement, copies of which will be filed as exhibits to a future periodic report of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2016	Aspen Aerogels, Inc.
By: /s/ John F. Fairbanks

Name: John F. Fairbanks

Title: Vice President, Chief Financial Officer and Treasurer